Exhibit 99.2
_______________________________________________________

FOR IMMEDIATE RELEASE

Contact:	Travis Marquette	Connie Kao
	Group Senior Vice President,	Vice President, Investor Relations
	Chief Financial Officer	(925) 965-4668
	(925) 965-4550	connie.kao@ros.com

ROSS STORES ANNOUNCES REFERENCE YIELDS FOR ITS CASH TENDER OFFERS FOR ITS OUTSTANDING DEBT SECURITIES

Dublin, California, October 16, 2020 -- Ross Stores, Inc. (NASDAQ: ROST) (the “Company”) today announced the Reference Yields for its previously announced cash tender offers (the “Tender Offers”), in the order of priority set forth in the table below, for up to an aggregate principal amount of the outstanding senior notes listed in the table below (the “Securities”) such that the aggregate amount payable upon settlement (exclusive of accrued and unpaid interest) for all Securities purchased in the Tender Offers does not exceed $1,000,000,000 (the “Aggregate Tender Cap”), such Aggregate Tender Cap having been increased by the Company on October 15, 2020 from $800,000,000.

Title of Security	CUSIP Number/ ISIN Number	Principal Amount Outstanding	Acceptance Priority Level (1)	U.S. Treasury Reference Security	Reference Yield (2)	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (3)
5.450% Senior Notes due 2050	778296 AE3 / US778296AE32	$500,000,000	1	1.250% UST due 5/15/2050	1.518%	FIT1	+190 bps	$30
4.800% Senior Notes due 2030	778296 AD5 / US778296AD58	$400,000,000	2	0.625% UST due 8/15/2030	0.729%	FIT1	+120 bps	$30
4.700% Senior Notes due 2027	778296 AC7 / US778296AC75	$400,000,000	3	0.375% UST due 9/30/2027	0.513%	FIT1	+100 bps	$30
4.600% Senior Notes due 2025	778296 AB9 / US778296AB92	$700,000,000	4	0.250% UST due 9/30/2025	0.307%	FIT1	+60 bps	$30
3.375% Senior Notes due 2024	778296 AA1 / US778296AA10	$250,000,000	5	0.250% UST due 9/30/2025	0.307%	FIT1	+50 bps	$30

(1) The offer with respect to the Securities is subject to the Aggregate Tender Cap. The Company will purchase up to the Aggregate Tender Cap of its Securities, subject to the Acceptance Priority Levels as set forth in the table above (each, an “Acceptance Priority Level”). The Company reserves the right, but is under no obligation, to increase the Aggregate Tender Cap at any time, including on or after October 16, 2020, subject to applicable law.

(2) Each Reference Yield was determined at 10:00 a.m. New York City time on October 16, 2020.
(3) Per $1,000 principal amount.
ROSS STORES, INC. 5130 Hacienda Drive, Dublin, CA 94568 (925) 965-4400

The Tender Offers are being made pursuant to an offer to purchase, dated October 1, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offers. The Tender Offers will expire at 11:59 p.m., New York City time, on October 29, 2020, or, in each case, any other date and time to which the Company extends the applicable Tender Offer (such date and time, as it may be extended with respect to a Tender Offer, the applicable “Expiration Date”), unless earlier terminated.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable “Fixed Spread” for such series of Securities specified in the table above, plus the applicable Reference Yield for such series of Securities specified in the table above.

The settlement date for the Securities that are validly tendered at or prior to the Early Tender Date is expected to occur prior to the Expiration Date of the Tender Offers. The Company reserves the right, in its sole discretion, to make payment for Securities that were validly tendered at or prior to the Early Tender Date on any date following the Early Tender Date and prior to the Expiration Date, assuming the conditions to the satisfaction of the Tender Offers, including the financing condition (which is specified in the Offer to Purchase), are satisfied or waived (such date, the “Early Settlement Date”). If the Company exercises this right, it will announce the Early Settlement Date, the Total Consideration payable for each series and the proration rate applicable for each series by press release at least two business days prior to such Early Settlement Date.

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Tender Offers is not subject to any minimum tender condition, but is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing condition that the Company shall have received after October 1, 2020, proceeds from one or more offerings of senior notes by the Company and/or its subsidiaries which will provide the Company with an amount of funds that is sufficient to fund the purchase price of all Securities that would be accepted for payment in the Tender Offers. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase or decrease the Aggregate Tender Cap; or (iv) otherwise amend the Tender Offers in any respect.

Information Relating to the Tender Offers

J.P. Morgan and BofA Securities are the dealer managers (the “Dealer Managers”) for the Tender Offers. Investors with questions regarding the Tender Offers may contact J.P. Morgan at (866) 834-4666 (toll-free) or (212) 834-3424 (collect) and BofA Securities at (980) 387-3907 (collect). D.F. King & Co., Inc. is the tender and information agent for the Tender Offers (the “Tender and Information Agent”). Investors with requests for copies of the Offer to Purchase may contact D.F. King & Co. by calling toll-free at (800) 848-2998 (bankers and brokers can call collect at (212) 269-5550).

None of the Company, its affiliates, their respective boards of directors, the Dealer Managers, the Tender and Information Agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders of Securities must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instructions on how to tender Securities, are included in the Offer to Purchase. The Offer to Purchase, including materials incorporated by reference therein, contains important information that should be read by holders of Securities before making a decision to tender any Securities. Copies of the Offer to Purchase are available for download from D.F. King & Co., Inc.’s website at www.dfking.com/rost or can be obtained from D.F. King & Co., Inc., free of charge, by calling the phone numbers set forth above.

About the Company

Ross Stores, Inc. is an S&P 500, Fortune 500, and NASDAQ 100 (ROST) company headquartered in Dublin, California, with fiscal 2019 revenues of $16.0 billion. As of August 1, 2020, the Company operates Ross Dress for Less® ("Ross"), the largest off-price apparel and home fashion chain in the United States with 1,566 locations in 39 states, the District of Columbia, and Guam. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 60% off department and specialty store regular prices every day. The Company also operates 266 dd's DISCOUNTS® in 20 states that feature a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 70% off moderate department and discount store regular prices every day.

Forward-Looking Statements: This press release contains certain estimates and other forward-looking statements in relation to the consummation of the tender offers, that are subject to risks and uncertainties which could cause actual results to differ materially from management’s current expectations. These factors include, but are not limited to: risks relating to the satisfaction of the conditions to the tender offers, including satisfaction of the financing condition, as well as other factors discussed in our filings with the Securities and Exchange Commission. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “outlook,” “looking ahead,” and similar expressions identify forward-looking statements. Risk factors for Ross® and dd’s DISCOUNTS® include without limitation, the uncertainties and potential for further significant business disruptions arising from the recent and ongoing COVID-19 pandemic, including potential distribution center and store closures and restrictions on customer access; changes in the level of consumer spending on or preferences for apparel and home-related merchandise; impacts from the macro-economic environment, financial and credit markets, geopolitical conditions, unemployment levels or public health issues (such as pandemics) that affect consumer confidence and consumer disposable income; our need to effectively manage our inventories, markdowns, and inventory shortage to achieve planned gross margin; and competitive pressures in the apparel or home-related merchandise retailing industry. Other risk factors are set forth in the Company’s SEC filings including without limitation, the Form 10-K for fiscal 2019, and fiscal 2020 Form 10-Qs and 8-Ks on file with the SEC. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.
3